Exhibit 4.2

                              DECLARATION OF TRUST
                                       OF
                              BERGEN CAPITAL TRUST II

         This DECLARATION OF TRUST ("Declaration"), dated and effective as of March __, 1999, by the undersigned trustees (together with all other Persons (as defined herein) from time to time duly appointed and serving as trustees in accordance with the provisions of this Declaration, the "Trustees") and the Parent (as defined herein) as trust sponsor (the "Sponsor"),

                                 WITNESSETH THAT

         WHEREAS, the Trustees and the Sponsor desire to establish a trust (the "Trust") pursuant to the Delaware Business Trust Act (as defined herein) for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Subordinated Debt Securities (as defined herein) of the Parent;

         NOW, THEREFORE, it being the intention of the parties hereto that the Trust constitute a business trust under the Delaware Business Trust Act and that this Declaration constitute the governing instrument of such business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests issued hereunder, subject to the provisions of this Declaration.

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1  Definitions; Interpretation

         (a) Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1.

         (b) A term defined anywhere in this Declaration has the same meaning throughout.

         (c) All references to "the Declaration" or "this Declaration" are to this Declaration of Trust as modified, supplemented or amended from time to time.

         (d) All references in this Declaration to Articles and Sections and to Exhibits are to Articles and Sections of and Exhibits to this Declaration unless otherwise specified.

         (e) A reference to the singular includes the plural and vice versa.

         (f) The following terms shall have the following meanings:

                  "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended.


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                  "Business Day" means any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.

                  "Certificate   of  Trust"   means  a   certificate   of  trust
substantially in the form of Exhibit A annexed hereto to be filed pursuant to the Delaware Business Trust Act.

                  "Common Security" means a security representing an undivided beneficial interest in the assets of the Trust with such terms as may be set out in any amendment to this Declaration.

                  "Covered Person" means any employee or agent of the Trust or its Affiliates.

                  "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time.

                  "Delaware   Secretary  of  State"  means  the  Office  of  the
Secretary of State of the State of Delaware.

                  "Delaware Trustee" has the meaning set forth in Section 3.1.

                  "Indemnified Person" means any Trustee (in its individual and trust capacities), any Affiliate of any Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee or any employee or agent of the Trust or its Affiliates.

                  "Parent" means Bergen Brunswig Corporation, a New Jersey corporation.

                  "Person" means any individual, joint venture, partnership, corporation, association, joint stock company, limited liability company, trust, unincorporated organization or other entity.

                  "Preferred   Security"   means  a  security   representing  an
undivided beneficial interest in the assets of the Trust with such terms as may be set out in any amendment to this Declaration.

                  "Property Trustee" has the meaning set forth in Section 3.1.

                  "Regular Trustee" means any Trustee other than the Delaware Trustee or the Property Trustee.

                  "Securities" means the Common Securities and the Preferred Securities.

                  "Sponsor" means the Parent in its capacity as Sponsor of the Trust.

                  "Subordinated   Debt   Securities"   means   the   series   of
subordinated debt securities to be issued by the Parent.

                  "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and servicing as Trustees in accordance with


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the provisions  hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.


                                   ARTICLE II
                                  ORGANIZATION

Section 2.1  Name

         The Trust created by this Declaration is named "Bergen Capital Trust II." The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.

Section 2.2  Office

         The address of the principal office of the Trust is 4000 Metropolitan Drive, Orange California 92868. At any time, the Regular Trustees may designate another principal office.

Section 2.3  Purpose

         The exclusive purposes and functions of the Trust are (a) to issue and sell Securities and use the proceeds from such sale to acquire the Subordinated Debt Securities, and (b) except as otherwise limited herein, to engage in only those other activities necessary or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments or, other than as permitted herein, pledge any of its assets.

Section 2.4  Authority

         Subject to the limitations provided in this Declaration, the Regular Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Regular Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust. In dealing with the Regular Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Regular Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Regular Trustees as set forth in this Declaration.

Section 2.5  Title To Property of the Trust

         Legal title to all assets of the Trust shall be vested in the Trust.

Section 2.6  Powers of the Trustees

         The Regular Trustees shall have the exclusive power and authority to cause the Trust to engage in the following activities:

         (a) to issue and sell Preferred Securities and Common Securities in accordance with this Declaration and, in connection with such issue and sale, to


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cause  the  Trust  to  file  with  the  Securities  and  Exchange  Commission  a registration statement on Form S-3 in relation to the Preferred Securities, including any pre-effective and post-effective amendments thereto (including any Registration Statement filed under Rule 462(b) of the Securities Act); provided, however, that the Trust may issue no more than one series of Preferred Securities and no more than one series of Common Securities;

         (b) employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and provide for reasonable compensation for such services;

         (c) to incur expenses which are necessary or incidental to carry out any of the purposes of this Declaration;

         (d) execute and enter into an underwriting agreement in connection with the issuance of Preferred Securities; and

          (e) execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

Section 2.7  Filing of Certificate of Trust

         On or after the date of execution of this Declaration, the Trustees shall cause the filing of a Certificate of Trust for the Trust with the Delaware Secretary of State.


                                   ARTICLE III
                                    TRUSTEES

Section 3.1  Trustees

         The number of Trustees shall initially be five (5), and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor. The Sponsor is entitled to appoint or remove without cause any Trustee at any time; provided, however, that the number of Trustees shall in no event be less than five (5); and provided, further, that one Trustee, in the case of a natural person, shall be a person who is a resident of the State of Delaware or which, if not a natural person, has its principal place of business in the State of Delaware (the "Delaware Trustee"). Except as expressly set forth in this Declaration, any power of the Regular Trustees may be exercised by, or with the consent of, a majority of the Regular Trustees.

         The initial Regular Trustees shall be Donald R. Roden, Neil F. Dimick and Milan A. Sawdei, each having the same address as the Trust.

         The initial Delaware Trustee shall be Chase Manhattan Bank Delaware, having an address at 1201 Market Street, Wilmington, Delaware 19801. The initial property trustee (the "Property Trustee") shall be Chase Manhattan Bank and Trust Company, National Association, having an address at 101 California Street, Suite 2725, San Francisco, California 94111.


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         Each of the  Delaware  Trustee and the  Property  Trustee may resign as
Trustee of the Trust by giving not less than thirty (30) days prior written notice of resignation to any Regular Trustee; provided, however, that no such resignation of the Delaware Trustee shall be effective until a successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee and that no such resignation of the Property Trustee shall be effective until a successor Property Trustee has been appointed and has accepted such appointment by instrument executed by such successor Property Trustee and delivered to the Trust, the Sponsor and the resigning Property Trustee.

Section 3.2  Delaware Trustee and Property Trustee

         Notwithstanding any other provision of this Declaration, neither the Delaware Trustee nor the Property Trustee shall be entitled to exercise any of the powers or shall have any of the responsibilities described in this Declaration of the Regular Trustees. Further, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of
Section 3807 of the Delaware Business Trust Act.

Section 3.3  Execution of Documents

         (a) Any two Regular Trustees are authorized to execute on behalf of the Trust the Registration Statement referred to in Section 2.6(a) and any amendments thereto and any other documents that the Regular Trustees have the power and authority to execute pursuant to Section 2.6.

         (b) A Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing the Registration Statement referred to in
Section 2.6(a) and any amendment thereto or making any other governmental filing.


                                   ARTICLE IV
                           LIMITATION OF LIABILITY OF
                           SPONSOR, TRUSTEES OR OTHERS

Section 4.1  Liability

         (a) Except as expressly set forth in this Declaration, the Sponsor shall not be:

                  (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the holders of the Securities which shall be made solely from assets of the Trust; or

                  (ii) required to pay to the Trust or to any holder of Securities any deficit upon dissolution or otherwise.

         (b) The Sponsor shall be liable for all fees and expenses related to the Trust and each offering of the Securities and shall be liable for all


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ongoing costs and expenses of the Trust,  except the Trust's  obligations  under the Securities (such exception to include, without limitation, the returns described in Section 4.1(a)(i) and the deficit payment described in Section 4.1(a)(ii)).

Section 4.2  Exculpation

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Securities might properly be paid.

Section 4.3  Fiduciary Duty

         (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

         (b) Unless otherwise expressly provided herein, whenever (i) a conflict of interest exists or arises between Covered Persons or (ii) this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

         (c) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision in its "discretion" or under a grant of similar authority, the Indemnified Person (a) shall be entitled to consider such


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interests and factors as it desires, including its own interests, (b) shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person and (c) shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law. Whenever in this Declaration an Indemnified Person is permitted or required to make a decision in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

Section 4.4  Indemnification.

         (a) To the fullest extent permitted by applicable law, the Sponsor shall indemnify and hold harmless each Indemnified Person from and against any loss, liability, action, suit, cost, expense, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions.

         (b) To the fullest extent permitted by applicable law, expenses (including, without limitation, legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Sponsor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Sponsor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 4.4(a).

         (c) The Sponsor agrees to pay the Property Trustee and the Delaware Trustee from time to time such compensation for all services rendered by the Property Trustee and the Delaware Trustee hereunder as may be mutually agreed upon in writing by the Sponsor and the Property Trustee and the Delaware Trustee, as the case may be, and, except as otherwise expressly provided herein, to reimburse the Property Trustee and the Delaware Trustee upon its or their request for all reasonable expenses, disbursements and advances incurred or made by the Property Trustee or the Delaware Trustee, as the case may be, in accordance with the provisions of this Declaration, except any such expense, disbursement or advance as may be attributable to its or their negligence or bad faith.

Section 4.5  Outside Businesses

         Any Covered Person, the Delaware Trustee and the Property Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Property Trustee or the Delaware Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Property Trustee and the Delaware Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity.


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                                    ARTICLE V
                     AMENDMENTS, TERMINATION, MISCELLANEOUS

Section 5.1  Amendments

         At any time before the issue of any Securities, this Declaration may be amended by, and only by, a written instrument executed by all of the Regular Trustees and the Sponsor; provided no amendment may alter or affect the Delaware Trustee's or the Property Trustee's rights or duties hereunder without such trustee's prior written consent.

Section 5.2  Termination of Trust

         (a) The Trust shall terminate and be of no further force or effect:

                  (i)  upon the bankruptcy of the Sponsor;

                  (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Sponsor or the revocation of the Sponsor's charter or of the Trust's certificate of trust;

                  (iii) upon the entry of a decree of judicial dissolution of the Sponsor or the Trust; and

                  (iv) before the issue of any Securities, with the consent of all of the Regular Trustees and the Sponsor.

           (b) as soon as is practicable after the occurrence of an event referred to in Section 5.2(a), the Regular Trustees shall file a certificate of cancellation with the Secretary of State of the State of Delaware.

Section 5.3  Governing Law

         This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

Section 5.4  Headings

         Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

Section 5.5  Partial Enforceability

         If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.



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Section 5.6  Counterparts

         This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.





























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         IN WITNESS  WHEREOF,  the  undersigned  has caused these presents to be executed as of the day and year first above written.

BERGEN BRUNSWIG                         CHASE MANHATTAN BANK,
CORPORATION, as Sponsor                 as Delaware Trustee

By:   /s/_____________________          By:    /s/ ____________________

Name:  Donald R. Roden                  Name:
Title: President and Chief Executive    Title: Authorized Signatory
          Officer

/s/_______________________________
    Donald R. Roden, as Regular Trustee


/s/_______________________________
   Neil F. Dimick, as Regular Trustee


/s/_______________________________
   Milan A. Sawdei, as regular Trustee


CHASE MANHATTAN BANK AND TRUST COMPANY,
  NATIONAL ASSOCIATION, as Property Trustee

By: /s/ ___________________________

Name:    ___________________________
Title: Assistant Vice President



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